Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-291909

PROSPECTUS
45,454,546 Shares of Common Stock

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Holders”), or their permitted transferees, of up to 45,454,546 shares of our Common Stock, $0.0001 par value (“Common Stock”) of Sable Offshore Corp. (formerly known as Flame Acquisition Corp.) (the “Company”) issued in a committed PIPE investment (the “Third PIPE Investment”) at an equity consideration value of $5.50 per share by certain of the Selling Holders named in this prospectus. We are registering the securities for resale pursuant to the Selling Holders’ registration rights under certain agreements between us and the Selling Holders, as applicable to each Selling Holder. Our registration of the securities covered by this prospectus does not mean that the Selling Holders will offer or sell any of the securities. The Selling Holders may offer, sell or distribute all or a portion of their shares of Common Stock publicly or through private transactions at prevailing market prices or at negotiated prices.
We will not receive any of the proceeds from any resale of the Common Stock being offered for resale in this prospectus (the “Resale Securities”). We provide more information about how the Selling Holders may sell their securities in the section of this prospectus entitled “Plan of Distribution.” We have agreed to bear all of the expenses incurred in connection with the registration of these securities. The Selling Holders will pay or assume underwriting fees, discounts and commissions or similar charges, if any, incurred in the sale of securities by them.
Our Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “SOC”. On December 15, 2025, the closing price of our Common Stock was $5.60 per share.
The Resale Securities represent a substantial percentage of the total outstanding shares of our Common Stock as of the date of this prospectus. The shares of Common Stock that the Selling Holders can sell into the public markets pursuant to this prospectus is up to 45,454,546 shares of Common Stock, constituting approximately 31.4% of our issued and outstanding shares of Common Stock and approximately 41.3% of our issued and outstanding shares of Common Stock held by non-affiliates. The sale of all the Resale Securities or the perception that these sales could occur, could result in a significant decline in the public trading price of our securities.
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Investing in our Common Stock involves risks. See the section titled “Risk Factors” on page 6 of this prospectus.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is December 16, 2025

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under the shelf registration process, the Selling Holders may, from time to time, sell the securities offered by them described in this prospectus through any means described in the section of this prospectus entitled “Plan of Distribution.” We will not receive any proceeds from the sale by such Selling Holders of the securities offered by them as described in this prospectus.
To the extent necessary, each time that the Selling Holders offer and sell securities, we or the Selling Holders may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. To the extent permitted by law, we may also authorize one or more free writing prospectuses that may contain material information relating to these offerings. Such prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read this prospectus and any applicable prospectus supplement and free writing prospectuses, together with the additional information described in the section titled “Where You Can Find Additional Information.”
Neither we nor the Selling Holders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Holders take responsibility for and can provide no assurance as to the reliability of any other information that others may give you. Neither we nor the Selling Holders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain or incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. We believe this information is reliable as of the applicable date of its publication, however, we have not independently verified the accuracy or completeness of the information included in or assumptions relied on in these third-party publications. In addition, the market and industry data and forecasts that may be included in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement or any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference in this prospectus. Accordingly, investors should not place undue reliance on this information.
Unless the context indicates otherwise, references in this prospectus to the “Company,” “Sable,” “we,” “us,” “our” and similar terms refer to Sable Offshore Corp., a Delaware corporation (f/k/a Flame Acquisition Corp., a Delaware corporation), and its consolidated subsidiaries following the Closing (as defined below). Unless the context otherwise requires, references to “Flame” refer to Flame Acquisition Corp., a Delaware corporation, prior to the Closing. All references herein to the “Board” refer to the board of directors of the Company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any information incorporated by reference contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus and any information incorporated by reference may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “commits,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this prospectus and any information incorporated by reference include, but are not limited to statements regarding our future results of operations and financial position, industry and business trends, equity compensation, business strategy, plans, market growth, plans and objectives relating to our climate commitment, and our objectives for future operations.
The forward-looking statements in this prospectus and any information incorporated by reference are only predictions. We have based these forward- looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed in Part I, Item 1A. “Risk Factors” in our Form 10-K for the year ended December 31, 2024 and any subsequent Quarterly Reports on Form 10-Q. The forward-looking statements are made as of the date of the filing of this prospectus or the document incorporated by reference, as applicable, and Sable disclaims any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. The forward-looking statements in this prospectus or the document incorporated by reference, as applicable, are based upon information available to us as of the date of this prospectus or the document incorporated by reference, as applicable, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
You should read this prospectus and any information incorporated by reference with the understanding that our actual future results, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. The forward-looking statements in this report speak only as of the date of this prospectus or the document incorporated by reference. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise.

THE COMPANY
Overview
Sable Offshore Corp. (formerly known as Flame Acquisition Corp. or “Flame”) was a blank check company originally incorporated on October 16, 2020 as a Delaware corporation for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses or entities. On March 1, 2021, Flame consummated an initial public offering, after which its securities began trading on NYSE. On November 2, 2022, Flame entered into that certain Agreement and Plan of Merger (as amended, the “Merger Agreement”), dated November 2, 2022, by and among Flame, Sable Offshore Holdings LLC, a Delaware limited liability company (“Holdco”), and Sable Offshore Corp., a Texas corporation and a wholly owned subsidiary of Holdco (“Legacy Sable”).
Legacy Sable entered into a Purchase and Sale Agreement (as amended, the “Sable-EM Purchase Agreement”) on November 1, 2022 with Exxon Mobil Corporation (“Exxon”) and Mobil Pacific Pipeline Company (“MPPC,” and together with Exxon, “EM”) pursuant to which Legacy Sable agreed to acquire from EM certain assets constituting the Santa Ynez field in Federal waters offshore California and associated onshore processing and pipeline assets (such “Assets,” as defined in the Sable-EM Purchase Agreement, the “SYU Assets”).
On February 14, 2024 (the “Closing Date”), we consummated the mergers and related transactions contemplated by the Merger Agreement (the “Business Combination”), following which Flame was renamed “Sable Offshore Corp.” Pursuant to the terms and subject to the conditions set forth in the Sable-EM Purchase Agreement, the transactions contemplated by the Sable-EM Purchase Agreement were also consummated on February 14, 2024, immediately after the consummation of the Business Combination (the “Closing”), as a result of which we purchased the SYU Assets, effective as of January 1, 2022. On February 15, 2024, our shares of Common Stock began trading on NYSE under the symbol “SOC”.
Since the Closing Date, we have invested significant capital to safely restore production operations to SYU.
Assets
The SYU Assets are comprised of three platforms located in federal waters offshore California and an onshore processing facility and pipeline assets.
The offshore position is comprised of 16 federal leases across approximately 76,000 acres and includes 100% working interest with an average 83.6% net revenue interest. The Hondo platform and the Harmony platform develop the Hondo Field, and the Heritage platform develops the Pescado and Sacate Fields. The platforms are located 5 to 9 miles offshore of Santa Barbara County in shallow water depths of 900 to 1,200 feet and service 112 wells, comprised of 90 producers, 12 injectors and 10 idle with an additional 102 identified, undrilled opportunities. A 2015 analysis identified step-out potential for untested fault compartments or sub-accumulations and indicated a potential technical opportunity for up to an additional 102 identified, undrilled opportunities based on spacing assumptions ranging from 20 to 80 acres. For each platform, more opportunities exist than there are available donor wellbores based on current spacing assumptions (i.e., each platform is slot-constrained).
The wholly owned onshore processing facility is a fully integrated oil and gas processing facility with additional capacity for development. The onshore position is approximately 1,480 surface acres, which include the processing facility and parts of the surrounding canyons. The onshore facilities occupy approximately 35 acres and are comprised of:
•an oil treating plant with capacity of approximately 180 MBop/d where it conducts crude dehydration, crude stabilization, and gas separation and compression;
•a biologic/physical water treating plant with capacity of more than 67 MBwp/d where it conducts free oil removal, degassing, and biological treatment;

•a Pacific Offshore Pipeline Company (“POPCO”) gas plant with approximately 80 MMcf/d sales capacity where it conducts gas sweetening, sulfur recovery, natural gas liquids (“NGL”) fractionation, and gas compression (the “POPCO Facility”);
•another gas processing plant where it conducts gas sweetening, sulfur recovery, and NGL fractionation, and sends fuel gas to the co-generation power plant;
•an almost entirely electric co-generation power plant with a capacity of 50 MW, including a 40 MW gas turbine, a 10 MW steam turbine, and steam generation;
•crude storage capacity of 540 MBbls;
•a produced water pipeline, which is partially offshore;
•liquified petroleum gas storage and loading; and
•a transportation terminal.
We also acquired Pipeline Segments 324/325 (formerly known as Pipeline Segments 901/903) and the other “324/325 Assets” (formerly known as “901/903 Assets”) (Lines 324 and 325, each a “Pipeline” and together, the “Onshore Pipeline”) in the Business Combination, which were owned and operated by Plains Pipeline L.P. (“Plains”) and were acquired by EM on October 13, 2022. The Onshore Pipeline was used to deliver oil to local refinery markets. Following a crude oil release in May 2015, Plains indicated it suspended petroleum transportation activities through the Onshore Pipeline, initiated its emergency response plan, and the Onshore Pipeline was subsequently emptied and placed in an active, safe state.
Line 324 (formerly known as Line 901) is a 24-inch, approximately 10.8 mile long crude oil pipeline that extends from the Los Flores Station on the California Coast to the Gaviota Pump Station in Santa Barbara County, California. Line 325 (formerly known as Line 903) is a 30-inch, approximately 113 mile long crude oil pipeline that extends from the Gaviota Pump Station in Santa Barbara County, California to the 30-inch pig receiver located in Pentland Station in Kern County, California with an intermediate station at Sisquoc mile post 38.5 in San Luis Obispo, California.
Offshore Storage and Treating Vessel Offtake Strategy
Due to continued delays related to the Onshore Pipeline, we are also evaluating and pursuing an offshore storage and treating vessel (“OS&T”) strategy to provide access to domestic and global markets via shuttle tankers for federal crude oil produced from the SYU in the Pacific Outer Continental Shelf Area (the “OS&T Strategy”). On October 9, 2025, we submitted a Development and Production Plan update for the SYU to the Bureau of Ocean Energy Management (“BOEM”). Prior to implementation of the OS&T strategy, regulatory authorizations are required, including clearance from BOEM.
Preparations for the OS&T Strategy include the acquisition of a suitable OS&T vessel, certain refitting and upgrades to the vessel and the SYU equipment, transportation of the vessel to SYU, and related installation. In connection with implementation of the OS&T Strategy, we expect to opportunistically acquire an existing OS&T vessel in Q1 2026, with delivery of the vessel expected in Q3 2026. Following the acquisition of the vessel, and vessel and platform upgrades and installation, we would expect to begin sales from all SYU platforms in Q4 2026, with expected comprehensive oil production rates of over 50,000 barrels of oil per day, utilizing the OS&T within the SYU federal leases, provided we receive regulatory clearances.
Our Common Stock is listed on the NYSE under the symbol “SOC”.
Corporate Information
The mailing address of the Company’s principal executive office is 845 Texas Avenue, Suite 2920, Houston, TX 77002. Our telephone number is (713) 579-6161. Our website address is www.sableoffshore.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
Emerging Growth Company
As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies that are not emerging growth companies. These provisions include, but are not limited to:
•not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);
•not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
•reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and
•exemptions from the requirements of holding a nonbinding advisory vote of stockholders on executive compensation, stockholder approval of any golden parachute payments not previously approved and having to disclose the ratio of the compensation of our chief executive officer to the median compensation of our employees.
We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of the initial public offering by Flame, which closed on March 1, 2021. However, if (i) our annual gross revenue exceeds $1.235 billion, (ii) we issue more than $1.0 billion of non-convertible debt in any three-year period or (iii) we become a “large accelerated filer” (as defined in Rule 12b-2 under the Exchange Act) prior to the end of such five-year period, we will cease to be an emerging growth company. We will be deemed to be a “large accelerated filer” at such time that we (a) have an aggregate worldwide market value of common equity securities held by non-affiliates of $700.0 million or more as of the last business day of our most recently completed second fiscal quarter, (b) have been required to file annual and quarterly reports under the Exchange Act for a period of at least 12 months and (c) have filed at least one annual report pursuant to the Exchange Act.
We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.
In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to use the extended transition period for complying with new or revised accounting standards. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

RISK FACTORS
Investment in our securities involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. For more information, see the section entitled “Incorporation by Reference.”

USE OF PROCEEDS
We are filing the registration statement of which this prospectus is a part to permit the Selling Holders to resell their shares of Common Stock. All of the Common Stock offered by the Selling Holders pursuant to this prospectus and any applicable prospectus supplement will be sold by the Selling Holders for their respective accounts. We will not receive any of the proceeds from these sales.
The Selling Holders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Holders in disposing of their shares of Common Stock, and we will bear all other costs, fees and expenses incurred in effecting the registration of such shares covered by this prospectus and any applicable prospectus supplement, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

SELLING HOLDERS
The Selling Holders listed in the table below may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus. When we refer to the “Selling Holders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Holders’ interest in the shares of Common Stock after the date of this prospectus.
The following table sets forth certain information provided by or on behalf of the Selling Holders concerning the Common Stock that may be offered from time to time by each Selling Holder pursuant to this prospectus. The Selling Holders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Moreover, the securities identified below include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the Selling Holders. Any changed or new information given to us by the Selling Holders, including regarding the identity of, and the securities held by, each Selling Holder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. A Selling Holder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable within 60 days. Shares of common stock issuable pursuant to such options or warrants are deemed to be outstanding for purposes of computing the beneficial ownership percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the beneficial ownership percentage of any other person.
Percentage ownership is based on 144,961,796 shares of Common Stock outstanding as of November 19, 2025.
Other than as described below or elsewhere in this prospectus, none of the Selling Holders has any material relationship with us or any of our predecessors or affiliates.

Shares of Common Stock

Name of Selling Holder and Addresses	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage of Outstanding Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold
Alyeska Master Fund, LP(1)	12,276,773	8,545,455	3,731,318	2.6%
SMALLCAP World Fund, Inc.(2)	11,592,407	7,363,633	4,228,774	2.9%
Pilgrim Global ICAV(3)	18,440,637	7,272,727	11,167,910	7.7%
Citadel CEMF Investments Ltd.(4)	3,636,365	3,636,365	—	—
Entities affiliated with Millenium Management LLC(5)	3,948,753	2,363,640	1,585,113	1.1%
Centralis Partners LP(6)	2,272,727	2,272,727	—	—
Entities managed or sub-managed by Encompass(7)	9,012,397	1,818,181	7,194,216	5.0%
The Thomist Fund, LP(8)	1,818,181	1,818,181	—	—
FourWorld Special Opportunities Fund, LLC(9)	1,727,273	1,727,273	—	—
FourWorld Global Opportunities Fund, Ltd.(10)	1,454,545	1,454,545	—	—
FW Deep Value Opportunities Fund I, LLC(11)	1,090,909	1,090,909	—	—
Corbin ERISA Opportunity Fund, Ltd.(12)	1,454,545	1,454,545	—	—
Boothbay Absolute Return Strategies, LP(13)	1,090,909	1,090,909	—	—
Boothbay Absolute Diversified Alpha Master Fund, LP(14)	363,636	363,636	—	—
Pinehurst Partners, L.P.(15)	909,091	909,091	—	—
Argus Investments, LLC(16)	759,090	759,090	—	—
Aventail Energy Master Fund, LP(17)	642,460	461,743	180,717	*
Crown/Aventail Segregated Portfolio(18)	222,381	159,828	62,553	*
Compass SAV II LLC(19)	206,630	148,507	58,123	*
Compass Offshore SAV II PCC Limited(20)	136,804	98,322	38,482	*
Valence8 Diversified (US) LLC(21)	56,616	40,690	15,926	*
Yaupon Master Fund LP(22)	253,386	253,386	—	—
Yaupon Enhanced Master Fund LP(23)	201,163	201,163	—	—
PilotRock Ventures, LLC(24)	150,000	150,000	—	—
__________________
*Less than 1%
(1)Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (“Alyeska Master Fund”), has voting and investment control of the shares held by Alyeska Master Fund. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska Master Fund. The registered address of Alyeska Master Fund is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.
(2)Capital Research and Management Company (“CRMC”) is the investment adviser for SMALLCAP World Fund, Inc. (“SCWF”). Julian N. Abdey, Peter Eliot, Brady L. Enright, Brittain Ezzes, Bradford F. Freer, Peter Gusev, Leo Hee, M. Taylor Hinshaw, Roz Hongsaranagon, Shlok Melwani, Dimitrije Mitrinovic, Aidan O’Connell, Samir Parekh, Piyada Phanaphat, Andraz Razen, Arun Swaminathan, Thatcher Thompson, as portfolio managers, have voting and investment powers over the shares held by SCWF. Each of CRMC, Capital International Investors, and the portfolio managers named above disclaim beneficial ownership of the shares of common stock owned by SCWF. The address for SCWF is c/o Capital Research and Management Company, 333 S. Hope St., 55th Floor, Los Angeles, California 90071.
(3)Pilgrim Global Advisors LLC is the investment adviser to Pilgrim Global ICAV. Darren Maupin owns a controlling interest in Pilgrim Global Advisors LLC. Mr. Maupin, as the owner of a controlling interest in Pilgrim Global Advisors LLC, may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or direct the disposition over, these securities. The address of Pilgrim Global ICAV is 33 Sir John Rogerson’s Quay, Dublin 2, Ireland.
(4)Citadel Advisors LLC is the portfolio manager of Citadel CEMF Investments Ltd. Citadel Advisors Holdings LP is the sole member of Citadel Advisors LLC. Citadel GP LLC is the General Partner of Citadel Advisors Holdings LP. Kenneth Griffin owns a controlling interest in Citadel GP LLC. Mr. Griffin, as the owner of a controlling interest in Citadel GP LLC, may be deemed to have shared power to vote and/or shared power to dispose of the securities held by Citadel CEMF Investments Ltd. This disclosure shall not be construed as an admission that Mr. Griffin or any of the Citadel related entities listed above is the beneficial owner of any securities of the Company other than the securities actually owned by such person (if any). The address of Citadel CEMF Investments Ltd. is c/o Citadel Enterprise Americas LLC, 830 Brickell Plaza, Floor 15, Miami, FL 33131.
(5)Consists of (i) 3,812,263 shares of Common Stock beneficially owned by Integrated Core Strategies (US) LLC (which includes 2,363,640 shares of Common Stock acquired pursuant to the Third PIPE Investment) and (ii) 136,490 shares of Common Stock beneficially owned by ICS Opportunities, Ltd., an affiliate of Integrated Core Strategies (US) LLC. The securities listed above may be deemed to be beneficially owned by Millennium Management LLC, Millennium Group Management LLC and Israel A. Englander ("Mr. Englander") and/or other investment managers that may be controlled by Millennium Group Management LLC (the managing member of Millennium Management LLC) and Mr. Englander (the sole voting trustee of the managing member of Millennium Group Management LLC). The foregoing should not be construed in and of itself as an admission by Millennium Management LLC, Millennium Group Management LLC or Mr. Englander as to the beneficial ownership of the securities held by such entities. The address for Integrated Core Strategies (US) LLC is c/o Millennium Management LLC, 399 Park Avenue, New York, New York 10022.
(6)Centralis Capital LLC (“Centralis Capital”) serves as the investment manager of Centralis Partners LP (“Centralis Partners”). Cameron Addington is the Managing Member of Centralis Capital and may be deemed to have shared power to vote or direct the vote of, and shared power to dispose or direct the disposition of, these securities. The address of Centralis Partners and Centralis Capital is 7301 Mission Road, Suite 315, Prairie Village, KS 66208.
(7)Consists of 9,012,397 shares of Common Stock held by certain funds and accounts managed by Encompass Capital Advisors LLC (“Encompass”). Encompass is the investment manager and/or the sub advisor of the funds and accounts, and may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or direct the disposition over, these securities. The address of Encompass is 200 Park Avenue, Suite 1604, New York, NY 10166.
(8)Thomist Capital Management serves as the investment advisor to the Thomist Fund. The business address of Thomist Capital Management is 3773 Richmond Ave, Suite 777 Houston, TX 77046.
(9)FourWorld Capital Management LLC is the investment manager of FourWorld Special Opportunities Fund, LLC. FourWorld Capital, LLC is the managing member of FourWorld Special Opportunities Fund, LLC. The business address of FourWorld Capital Management LLC and FourWorld Special Opportunities Fund, LLC is 7 World Trade Center, New York, New York 10007.
(10)FourWorld Capital Management LLC is the investment manager of FourWorld Global Opportunities Fund, Ltd. The business address of FourWorld Capital Management LLC is 7 World Trade Center, New York, New York 10007. The registered address of FourWorld Global Opportunities Fund, Ltd. is 94 Solaris Avenue, Camana Bay, Grand Cayman, Cayman Islands, KY1-1108.
(11)FourWorld Capital Management LLC is the investment manager of FW Deep Value Opportunities Fund I, LLC. FourWorld Capital, LLC is the managing member of FW Deep Value Opportunities Fund I, LLC. The business address of FourWorld Capital Management LLC and FW Deep Value Opportunities Fund I, LLC is 7 World Trade Center, New York, New York 10007.
(12)Corbin Capital Partners, L.P. (“CCP”) is the investment manager of Corbin ERISA Opportunity Fund, Ltd. (“CEOF”) and may acquire voting and investment power over the reported shares held by CEOF within 60 days. Craig Bergstrom is the Chief Investment Officer of CCP and would upon such acquisition direct the voting and investment decisions with respect to the reported shares held by CEOF, but disclaims beneficial ownership of such shares.
(13)Boothbay Fund Management, LLC (“Boothbay Management Fund”) is the investment manager of Boothbay Absolute Return Strategies, LP. The business address of Boothbay Management Fund is Grand Central Tower, Two, 140 E 45th Street, New York, New York 10017.
(14)Boothbay Management Fund is the investment manager of Boothbay Diversified Alpha Master Fund LP. The business address of Boothbay Management Fund is Grand Central Tower, Two, 140 E 45th Street, New York, New York 10017.
(15)CCP is the investment manager of Pinehurst Partners, L.P. (“PHT”). Craig Bergstrom is the Chief Investment Officer of CCP and directs the voting and investment decisions with respect to the reported shares held by PHT, but disclaims beneficial ownership of such shares.
(16)Consists of 759,090 shares of Common Stock held directly by Argus Investments, LLC. PilotRock Investments, LLC is the portfolio manager of Argus Investments, LLC. PilotRock Investments, LLC, as the portfolio manager may be deemed to have shared power to vote or direct the vote of, and/or shared power to direct the disposition over, these securities. The address of Argus Investments, LLC is 222 Lakeview Avenue, STE 1510, West Palm Beach, FL 33401.
(17)Aventail Capital Group, LP is the investment manager of Aventail Energy Master Fund, LP. Aventail Capital Partners, LLC is the general partner of Aventail Energy Master Fund, LP. The address of Aventail Capital Group, LP is 1370 Avenue of the Americas, 27th Floor, New York, NY 10019.
(18)Aventail Capital Group, LP is the investment manager of Crown/Aventail Segregated Portfolio. The address of Aventail Capital Group, LP is 1370 Avenue of the Americas, 27th Floor, New York, NY 10019.
(19)Aventail Capital Group, LP is the investment manager of Compass SAV II LLC. The address of Aventail Capital Group, LP is 1370 Avenue of the Americas, 27th Floor, New York, NY 10019.
(20)Aventail Capital Group, LP is the investment manager of Compass Offshore SAV II PCC Limited. The address of Aventail Capital Group, LP is 1370 Avenue of the Americas, 27th Floor, New York, NY 10019.
(21)Aventail Capital Group, LP is the investment manager of Valence8 Diversified (US) LLC. The address of Aventail Capital Group, LP is 1370 Avenue of the Americas, 27th Floor, New York, NY 10019.
(22)The reported securities are directly owned by Yaupon Master Fund LP. Yaupon Capital GP LLC, the general partner of Yaupon Master Fund LP, and Steve Pattyn, the managing member of Yaupon Capital GP LLC, hold voting and investment power over the Shares held by Yaupon Master Fund LP. Yaupon Capital GP LLC and Mr. Pattyn disclaim beneficial ownership of these Shares except to the extent of their pecuniary interest therein. The principal business address of Yaupon Master Fund LP is 340 Madison Avenue, Suite 300A, New York, NY 10173.

(23)The reported securities are directly owned by Yaupon Enhanced Master Fund LP. Yaupon Capital GP LLC, the general partner of Yaupon Enhanced Master Fund LP, and Steve Pattyn, the managing member of Yaupon Capital GP LLC, hold voting and investment power over the Shares held by Yaupon Enhanced Master Fund LP. Yaupon Capital GP LLC and Mr. Pattyn disclaim beneficial ownership of these Shares except to the extent of their pecuniary interest therein. The principal business address of Yaupon Enhanced Master Fund LP is 340 Madison Avenue, Suite 300A, New York, NY 10173.
(24)Consists of 150,000 shares of Common Stock held directly by PilotRock Ventures, LLC. Thomas O’Malley, Jr. is a member of PilotRock Ventures, LLC. Mr. O’Malley, Jr. owns a controlling interest in PilotRock Ventures, LLC, may be deemed to have shared power to vote or direct the vote of, and/or shared power to direct the disposition over, these securities. The address of PilotRock Ventures, LLC is 222 Lakeview Avenue, STE 1510, West Palm Beach, FL 33401.

PLAN OF DISTRIBUTION
We are registering the offer and sale from time to time by the Selling Holders or their permitted transferees of up to 45,454,546 shares of our Common Stock issued in connection with the Third PIPE Investment at an equity consideration value of $5.50 per share by certain of the Selling Holders named in this prospectus.
We are required to pay all fees and expenses incident to the registration of the securities to be offered and sold pursuant to this prospectus. The Selling Holders will bear all commissions and discounts, if any, attributable to their sale of securities. We will not receive any of the proceeds from the sale of the securities by the Selling Holders. The aggregate proceeds to the Selling Holders will be the purchase price of the securities less any discounts and commissions borne by the Selling Holders.
The shares of Common Stock beneficially owned by the Selling Holders covered by this prospectus may be offered and sold from time to time by the Selling Holders. The Selling Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Holders may sell their shares of Common Stock by one or more of, or a combination of, the following methods:
•purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•an over-the-counter distribution in accordance with the rules of NYSE;
•through trading plans entered into by a Selling Holder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•short sales;
•distribution to employees, members, limited partners or stockholders of a Selling Holder;
•through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;
•by pledge to secured debts and other obligations;
•delayed delivery arrangements;
•to or through underwriters or broker-dealers;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•in privately negotiated transactions;
•in options transactions;
•through a combination of any of the above methods of sale; or
•any other method permitted pursuant to applicable law.
In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution.

A Selling Holder that is an entity may elect to make an in-kind distribution of shares of Common Stock to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable shares of Common Stock pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.
In connection with distributions of the securities or otherwise, the Selling Holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging transactions, and broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with Selling Holders. The Selling Holders may also sell shares of Common Stock short and redeliver the securities to close out such short positions. The Selling Holders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Holders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In effecting sales, broker-dealers or agents engaged by the Selling Holders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Holders in amounts to be negotiated immediately prior to the sale.
A Selling Holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Holder or borrowed from any Selling Holder or others to settle those sales or to close out any related open borrowings of stock and may use securities received from any Selling Holder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Holder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In offering the securities covered by this prospectus, the Selling Holders and any broker-dealers who execute sales for the Selling Holders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Holders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Holders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Holders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates and/or the Selling Holders or one or more of its respective affiliates in the ordinary course of business for which they receive compensation.
If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in
FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
We have agreed to indemnify Selling Holders against certain liabilities related to the sale of the Resale Securities, including liabilities under the Securities Act, as further described in the subscription agreements entered into on November 10, 2025 in connection with the Third PIPE Investment.
We have agreed to use commercially reasonable efforts to keep the registration statement of which this prospectus forms a part effective until the earliest of (i) the date on which the Resale Securities may be sold by the Selling Holders without registration under Rule 144, including without limitation, any volume and manner of sale restrictions that may be applicable to affiliates under Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144 or any other rule of similar effect, (ii) the date on which all Selling Holders have ceased to hold any Resale Securities and (iii) three years from the effectiveness date of the registration statement of which this prospectus forms a part.

DESCRIPTION OF SECURITIES
The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our second amended and restated certificate of incorporation (the “Charter”) and our amended and restated bylaws (the “Bylaws”), each of which has been publicly filed with the SEC, as well as the relevant provisions of the General Corporation Law of the State of Delaware (“DGCL”). See “Where You Can Find More Information; Incorporation by Reference.”
General
Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the DGCL. Our authorized capital stock consists of 500,000,000 shares of Common Stock, and 1,000,000 shares of preferred stock, par value $0.0001 per share (“preferred stock”). No shares of preferred stock are issued or outstanding. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.
Common Stock
Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of our Common Stock are entitled to receive proportionately any dividends as may be declared by the Board, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.
In the event of our liquidation or dissolution, the holders of our Common Stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Preferred Stock
Under the terms of our Charter, our Board is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our Board has the discretion to determine the terms, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.
The purpose of authorizing our Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. We have no present plans to issue any shares of preferred stock.
Authorized but Unissued Shares
The authorized but unissued shares of our Common Stock and our preferred stock will be available for future issuance after the Business Combination without stockholder approval, subject to any limitations imposed by the listing standards of the NYSE. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Venue
Our Charter provides that, unless we consent in writing to the selection of an alternative forum, (a) the Chancery Court (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for (1) any derivative action, suit or proceeding brought on our behalf, (2) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director or officer of the Company to us or to our stockholders, (3) any action, suit or proceeding arising pursuant to any provision of the DGCL, or our Charter or Bylaws (as either may be amended from time to time) or (4) any action, suit or proceeding asserting a claim against us governed by the internal affairs doctrine; and (b) subject to the provisions of our Charter, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Notwithstanding the foregoing, the provisions of Article IX of our Charter shall not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal courts of the United States have exclusive jurisdiction.
Limitations on Liability and Indemnification of Officers and Directors
Our Charter and our Bylaws provide that we will indemnify and hold harmless our directors, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended. In addition, our Charter provides that our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended.
Our Bylaws also permit us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company could have the power to indemnify him or her against such liability under the provisions of the DGCL.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.
Anti-Takeover Effects of Provisions of our Charter, our Bylaws and Delaware Law
Certain provisions of Delaware law, our Charter and our Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our Board the power to discourage acquisitions that some stockholders may favor.
Classified Board of Directors
Our Charter provides that our Board is divided into three classes, with the classes as nearly equal in number as possible and, following the expiration of specified initial terms for each class, each class serving three-year staggered terms. In addition, our Charter provides that directors may only be removed from our Board with cause. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control of us or our management.
Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals
Our Charter provides that special meetings of the stockholders may be called only by (i) our Board acting pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, (ii) the chairperson of our Board, or (iii) our chief executive officer or president, and special meetings of stockholders may not be called by any other person or persons. Our Charter and our Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. In addition, any stockholder who wishes to bring business before an annual meeting or nominate directors must comply with the advance notice requirements set forth in our Bylaws. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control of us or our management.
Stockholder Action by Written Consent
Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our Charter provides otherwise. Our Charter precludes stockholder action by written consent.
Approval for Amendment of our Charter and Bylaws
Our Charter further provides that the affirmative vote of holders of at least 66 2/3% of the total voting power of all of the then outstanding shares of capital stock entitled to vote, voting as a single class, is required to amend certain provisions of our Charter, including provisions relating to the size of our Board, removal of directors, special meetings, actions by written consent and cumulative voting. The affirmative vote of holders of at least 66 2/3% of the voting power of all of the then outstanding shares of capital stock entitled to vote generally in an election of directors, voting as a single class, is required to amend or repeal our Bylaws, although our Bylaws may be amended by a simple majority vote of our Board.
Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock is Equiniti Trust Company, LLC.
Stock Exchange
Our Common Stock is listed on the NYSE under the symbol “SOC”.

LEGAL MATTERS
The validity of the shares of Common Stock offered hereby will be passed upon for us by Latham & Watkins LLP.
EXPERTS
The consolidated financial statements of Sable Offshore Corp. as of December 31, 2024 (Successor) and December 31, 2023 (Predecessor) and for the period from February 14, 2024 to December 31, 2024 (Successor), the period from January 1, 2024 to February 13, 2024 (Predecessor) and the year ended December 31, 2023 (Predecessor) incorporated in this Prospectus by reference from Sable Offshore Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 have been audited by Ham, Langston & Brezina, L.L.P., an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph relating to going concern), incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is http://www.sableoffshore.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. The documents establishing the terms of any offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 17, 2025.
•Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 9, 2025, August 12, 2025 and November 13, 2025, respectively.
•The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 17, 2025.
•Our Current Reports on Form 8-K filed with the SEC on January 2, 2025, February 13, 2025, February 19, 2025, April 21, 2025, May 23, 2025, May 28, 2025, June 4, 2025, June 13, 2025, July 11, 2025, November 3, 2025 (as amended by our Current Report on Form 8-K/A filed with the SEC on November 25, 2025), and November 26, 2025.
•The description of our Common Stock contained in Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2023.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Sable Offshore Corp.
845 Texas Avenue, Suite 2920
Houston, Texas 77002 (713) 579-6161
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.